                                                                   Exhibit 10.13

                                   F&M BANCORP
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         THIS PLAN is adopted this ______day of ___________, 1998, by F&M Bancorp, located in Frederick, Maryland (the "Company").

                                  INTRODUCTION

         To encourage Executives to remain employees of the Company or one or more of its subsidiaries, the Company is willing to provide to certain Executives a deferred compensation opportunity. The Company will pay an Executive's benefits from the Company's general assets.

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. Whenever used in this Plan, the following words and phrases shall have the meanings specified:

         1.1.1 "ANNIVERSARY DATE" means December 31 of each year.

         1.1.2 "CHANGE OF CONTROL" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

            (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

            (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities.

            (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

            (v) the Company ceases to own, directly or indirectly, securities of any subsidiary representing 50% or more of the combined voting power of the subsidiary's then outstanding securities; or

            (vi) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of a subsidiary's assets, other than a sale or disposition by the Company of all or substantially all of the subsidiary's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the subsidiary immediately prior to such sale; provided however, that such a sale or disposition should only be effective for those Executives, if any, employed by the subsidiary whose assets are so sold or otherwise disposed of, and not all participating Executives.

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                  "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  "Board" shall mean the board of directors of the Company.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

            (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

            (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

            (iv) the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

         1.1.3 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.1.4 "DEFERRAL ACCOUNT" means the Company's accounting of the Executive's accumulated Deferrals plus accrued interest.

         1.1.5 "DEFERRALS" means the amount of the Executive's Compensation which the Executive elects to defer according to this Plan.

         1.1.6 "DISABILITY" means the Executive's inability to perform substantially all normal duties of the Executive, as determined by the Company's Board of Directors, in its sole discretion. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

         1.1.7 "EFFECTIVE DATE" means the date first written above.

         1.1.8 "ELECTION FORM" means the Form attached as Exhibit 1.

         1.1.9 "COMPENSATION" means the total salary and bonus paid to the Executive during a Plan Year.

         1.1.10"PLAN YEAR" means the calendar year. The initial Plan Year shall be a short Plan Year commencing on the Effective Date and ending on December 31 of the same year.

         1.1.11"INTEREST RATE" means a rate equal to the "prime rate" as published in the Wall Street Journal's Money Rates Table, or the highest rate if more than one rate is published on December 15 of the immediately preceding year, or if the 15th is not a business day, then the next business day. For example, for calendar year 1997, the interest rate shall be the prime rate as published in the Wall Street Journal on December 15, 1996.

         1.1.12."TERMINATION OF EMPLOYMENT" means the Executive ceasing to be employed by the Company for any reason whatsoever.

                                    ARTICLE 2
                                DEFERRAL ELECTION

         2.1 INITIAL ELECTION. The Executive shall make an initial deferral election under this Plan by filing with the Company a signed Election Form within thirty (30) days after the Effective Date of this Plan. The Election Form shall set forth the amount of Compensation to be deferred and the form of benefit payment; however, the Executive is limited to deferring 50% of Compensation in any Plan Year. The Election Form shall be effective to defer only Compensation earned after the date the Election Form is received by the Company.

         2.2      ELECTION CHANGES

         2.2.1 GENERALLY. The Executive will be required to make an election of the amount of Compensation to be deferred annually in December by filing a signed Election Form with the Company. The Election Form shall be effective for the following calendar year.

         2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Company, may reduce future deferrals under this Plan.

                                    ARTICLE 3
                                DEFERRAL ACCOUNT

         3.1 ESTABLISHING AND CREDITING. The Company shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

         3.1.1 DEFERRALS. The Compensation specified to be deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.

         3.1.2 INTEREST ACCRUAL. Interest will be compounded daily at the rate specified in paragraph 1.1.11 and credited to the Deferral Account monthly and immediately prior to the payment of any benefits.

         3.2 STATEMENT OF ACCOUNTS. The Company shall provide to the Executive, within one hundred twenty (120) days after each calendar year end, a statement setting forth the Deferral Account balance.

         3.3 ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Plan. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    ARTICLE 4
                                LIFETIME BENEFITS

         4.1 Upon Termination of Employment for any reason other than death, the Company shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Plan.

         4.1.1 AMOUNT OF BENEFIT. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Termination of Employment.

         4.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive in the form elected by the Executive on the Election Form. If the Executive elected to receive his benefit in the form of installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period floating at the rate in effect under
Section 3.1.2 on the date of the Executive's Termination of Employment.

         4.1.3 CHANGE IN CONTROL. In the event of a Change of Control or a Potential Change in Control, the Company shall establish a Rabbi Trust and shall place in the Rabbi Trust an amount equal to the sum of all compensation deferred by the Executive plus interest accrued thereon to date, reduced by amounts, if any, which have been paid to the Executive (or his beneficiary) in accordance with the Plan.

         4.2 HARDSHIP DISTRIBUTION. Upon the Board of Director's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Executive, but in no event shall the distribution be greater than is necessary to relieve the financial hardship. Executive expressly accepts the responsibility for all tax implications resulting from Executive's exercise of Executive's rights under this section.

                                    ARTICLE 5
                                 DEATH BENEFITS

         5.1 DEATH DURING ACTIVE SERVICE. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Plan.

         5.1.1. AMOUNT OF BENEFIT. The benefit under Section 5.1 is the Deferral Account balance on the date of death.

         5.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive's designated beneficiary in the form elected by the Executive on the Election Form. If the Executive elected to receive his benefit in the form of installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period floating at the rate in effect under Section 3.1.2 on the date of the Executive's death.

         5.2 DEATH DURING BENEFIT PERIOD. If the Executive dies after benefit payments have commenced under this Plan but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

                                    ARTICLE 6
                                  BENEFICIARIES

         6.1 BENEFICIARY DESIGNATIONS. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation and if no children or descendants survive, to the Executive's estate.

         6.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 7
                          CLAIMS AND REVIEW PROCEDURES

         7.1 CLAIMS PROCEDURE. The Company shall notify any person or entity that makes claim against the Plan (the "Claimant") in writing, within ninety
(90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Plan. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         7.2 REVIEW PROCEDURE. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Plan on which the decision is based If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    ARTICLE 8
                           AMENDMENTS AND TERMINATION

         8.1 This Plan may be amended prospectively but not retroactively or terminated by the Company; however, the Company must give the Executive 10 days prior written notice and the opportunity to revise Executive's election to defer compensation. This Plan shall not be terminated under this Section 8.1 without payment to the Executive of the Deferral Account balance attributable to the Executive's Deferrals and interest credited on such amounts.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 BINDING EFFECT. This Plan shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

         9.2 NO GUARANTEE OF EMPLOYMENT. This Plan is not a contract for employment. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the directors' rights to replace the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         9.3 NON-TRANSFERABILITY. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         9.4 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

         9.5 APPLICABLE LAW. The Plan and all rights hereunder shall be governed by the laws of the State of Maryland, except to the extent preempted by the laws of the United States of America.

         9.6 UNFUNDED ARRANGEMENT. The Executive and the Executive's beneficiary are general unsecured creditors of the Company for the payment of benefits under this Plan. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and the Executive's beneficiary have no preferred or secured claim.

         9.7 REORGANIZATION. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Plan.

         9.8 ENTIRE PLAN. This Plan constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Plan other than those specifically set forth herein.

         9.9 ADMINISTRATION. The Company shall have powers which are necessary to administer this Plan, including but not limited to the following and shall delegate responsibility for administration to the Compensation Committee:

         9.9.1 Interpreting the provisions of the Plan;

         9.9.2 Establishing and revising the method of accounting for the Plan;

         9.9.3 Maintaining a record of benefit payments; and,

         9.9.4 Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

         9.10 NAMED FIDUCIARY. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Plan. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Plan

                                            COMPANY:

EXECUTIVE:                                  F&M Bancorp



By                                          By
  ------------------------------              ---------------------------------

                                              Title

                                    EXHIBIT 1


                                   F&M BANCORP

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                DEFERRAL ELECTION
                                       For
                          -----------------------------

I elect to defer compensation under the Executive Deferred Compensation Plan, as follows:

                               AMOUNT OF DEFERRAL

                  [INITIAL AND COMPLETE]

                  _____  I elect to defer ___% of my annual salary

                  _____  I elect to defer ___% of my annual bonus

                  _____   I elect NOT to defer my annual salary

                  _____   I elect NOT to defer my annual bonus

                  I understand that I may change the amount, frequency and duration of my deferral by filing a new election form with the Bank; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Bank.

                  I understand that my total deferral election for any calendar year may not exceed 50% of the sum of my annual salary and bonus for that year.

                                 FORM OF BENEFIT

                  I elect to receive benefits under the Plan in the following form:

                  [INITIAL ONE]

                  _____   Lump Sum
                  _____   Equal monthly installments for 180 months

                                   F&M BANCORP

                             BENEFICIARY DESIGNATION

                                   DESIGNATION
                                       for
                            ------------------------


I designate the following as beneficiary of benefits under the Executive Deferred Compensation Plan payable following death:

Primary:
        ------------------------------------

Contingent:
           ---------------------------------

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature
         -----------------------------------
Date
    ----------------------------------------
Accepted by F&M Bancorp this ______ day of ______________________, 1998.

By
   -------------------

                                  SCHEDULE I TO
                                   F&M BANCORP
                      EXECUTIVE DEFERRED COMPENSATION PLAN


                  The following person participates in the F&M Bancorp Executive Deferred Compensation Plan:

                  Karen Korrell